SP FUNDS TRUST 485BPOS

Exhibit 99.(h)(3)

Second AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

This Second Amendment to the Fund Administration Servicing Agreement (the “Amendment”) is made as of June 20, 2024, by and between SP Funds Trust (the “Trust”) and Tidal ETF Services LLC (“Tidal”).

Background:

A.	The parties have entered into a Fund Administration Servicing Agreement dated as of November 21, 2023, as amended (the “Agreement”).

B.	The parties desire to amend and restate Exhibit A to the Agreement to reflect the addition of the below three new series:

●	SP Funds 2030 Target Date Fund

●	SP Funds 2040 Target Date Fund; and

●	SP Funds 2050 Target Date Fund

Terms:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth in the Amended and Restated Exhibit A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Exhibit, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

SP FUNDS TRUST	TIDAL ETF SERVICES LLC

on behalf of each series listed on
Exhibit A severally and not jointly

By:	/s/ Irfan Chaudhry	By:	/s/ Eric Falkeis

Name:	Irfan Chaudhry	Name:	Eric Falkeis

Title:	Chief Executive Officer	Title:	President

Date:	November 20, 2023	Date:	November 30, 2023

Amended and Restated Exhibit A

to the

Fund Administration Servicing Agreement

(June 20, 2024)

Separate Series (Funds) of SP Funds Trust

Name of Series

SP Funds S&P Global Technology ETF

SP Funds S&P World (ex-US) ETF

SP Funds 2030 Target Date Fund

SP Funds 2040 Target Date Fund

SP Funds 2050 Target Date Fund

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